UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION


                                 CURRENT REPORT

                             PURSUANT TO SECTION 14C
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: March 5, 2004

                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
           (State or other jurisdiction of incorporation or organization)





                  2552OQ 20 9                        58-2027283
                  -----------                        ----------
                (CUSIP Number)             (IRS Employer Identification Number)


                                 c/o John Chapman
                 1771 Wolviston Way, San Diego, California 92154
                    (Address of principal executive offices)

                                  (619) 575-7041
               (Registrant's telephone number, including area code)


                       We Are Not Asking You For A Proxy
                                      AND
                     You Are Requested Not To Send Us A Proxy


Check the appropriate box:
        [ ]   Preliminary Information Statement
        [ ]   Confidential, for Use of the Comission Only
              (as permitted by Rule 14c-5(d)(2)
        [X]   Definitive Information Statement

                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                   -------------------------------------------
                  (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
               1) Title of each class of securities to which transaction
                  applies:
               2) Aggregate number of securities to which transaction
                  applies:
               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
               4) Proposed maximum aggregate value of transaction: 0
               5) Total fee paid:

[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
               1) Amount Previously Paid:
               2) Form, Schedule or Registration No.:
               3) Filing Party:
               4) Date Filed


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



                    DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                              1771 Wolviston Way
                          San Diego, California 92154


To the Stockholders of Diversified Financial Resources Corporation:

This Information Statement is furnished to the stockholders of Diversified Financial Resources Corporation, a Delaware corporation (DFRC), pursuant to the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the common stock of DFRC providing for an amendment of the Articles of Incorporation as follows:

        o Amendment to the Certificate of Incorporation increasing the number of authorized $0.001 par value shares of the Common Stock from 200,000,000 to 10,000,000,000, with no stated par value per share. The number of preferred shares authorized will remain as currently authorized at 2,000,000 .

DFRC is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on February 25, 2004 shall be given a copy of the Information Statement.

                                            By Order of the Board of Directors



                                            /s/ John Chapman
                                            --------------------
                                            John Chapman, President
                                            and Director




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



ITEM 1.

                             INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Diversified Financial Resources Corp., a Delaware Cooporation ("DFRC"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the common stock of DFRC providing for the amendment of the Articles of Incorporation, to increase the number of authorized common shares to 10,000,000,000 and remove any statement of par value from the common stock.

The Board of Directors and persons owning a majority of the outstanding voting securities of DFRC have unanimously adopted, ratified and approved the proposed amendment of DFRC's Articles of Incorporation. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The amendment will become effective upon final acceptance and filing with the Delaware Secretary of State's office.

The Form 10-QSB for quarterly period ended September 30, 2003, filed by DFRC with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. DFRC is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY
DFRC's Articles of Incorporation, as currently in effect, authorizes DFRC to issue up to 200,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of DFRC. Upon the approval by the consenting shareholders holdings a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, DFRC will be authorized to issue 10,000,000,000 shares of common stock, no stated par value per share and 2,000,000 shares of preferred stock, $0.001 par value per share. The Board of Directors believes that it is in DFRC's and DFRC's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide DFRC with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose.
The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should DFRC decide to use its shares for one or more of such previously mentioned purposes or otherwise. DFRC reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of DFRC, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of DFRC are then listed. Under

DFRC's Articles, the DFRC stockholders do not have preemptive rights to subscribe to additional securities which may be issued by DFRC, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of DFRC in order to maintain their proportionate ownership of DFRC's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.



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



In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of DFRC by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of DFRC and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for DFRC stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting DFRC's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of DFRC's business. However, the Board of Directors is not aware of any attempt to take control of DFRC and the Board of Directors did not propose the increase in DFRC's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK AND THE AUTHORIZATION OF A CLASS OF PREFERRED STOCK

Q. WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A. Our Board of Directors believes that the authorized shares of Common Stock remaining available for future issuance is not sufficient to enable DFRC to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of DFRC's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by DFRC's Board in order to provide a sufficient reserve of such shares for the future growth and needs of DFRC.

The Board of Directors also believes the availability of additional shares of Common Stock will enable DFRC to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO INCREASE THE NUMBER OF COMMON SHARES?
A. The members of the Board of Directors has unanimously approved the increase in the number of common shares as is in the best interest of DFRC and the best interest of the current shareholders of DFRC.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?


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



A. As a current shareholder of DFRC your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals. For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME? A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?
A. To approve the proposal, the affirmative vote of a majority of the votes cast at the special meeting is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of DFRC.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A. The Company will pay for the delivery of this information statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: John Chapman, President of DFRC, 1771 Wolviston Way, San Diego, CA 92154
(619) 575-7041.



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



VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The Shareholder of DFRC owning a majority in excess of 50% of DFRC's issued and outstanding common stock, has executed and approved the Shareholders' Consent authorizing the proposed increase in authorized shares of the common stock of DFRC (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the increase of authorized shares of common stock.

The securities that would have been entitled to vote if a meeting was required to be held to effect the increase in the authroized shares of DFRC's common shares consist of issued and outstanding shares of DFRC's $0.001 par value common voting stock outstanding on the record date, February 25, 2004.

                       DISSENTEER'S RIGHTS OF APPRAISAL

The Delaware Revised Statutes (the Delaware Law) do not provide for dissenter's rights of appraisal in connection with the reverse-split

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 25, 2004 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, DFRC had issued and outstanding 45,708,171 shares of $0.001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than seventy five percent (75%) of the $0.001 par value common stock of DFRC as of the record date, representing more than a majority of DFRC's outstanding common stock. The shareholders have consented to the action required to adopt the amendment of DFRC's Articles of Incorporation. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.




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



SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of DFRC's common stock, as of February 25, 2004 by (i) each person who is known by DFRC to own beneficially more than five percent (5%) of the outstanding shares of common stock; (ii) each of DFRC's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:

          NAME AND ADDRESS OF                 NUMBER OF SHARES              PERCENTAGE OF
            BENEFICIAL OWNER                 BENEFICIALLY OWNED               OWNERSHIP
---------------------------------------- --------------------------  ---------------------------
John Chapman, President & Director               32,370,500                    70.81%
1771 Wolviston Way.
San Diego, CA 92154

John Casey, Director                                 0                           0%
1771 Wolviston Way.
San Diego, CA 92154

Dennis Thompson                                  2,000,000                      4.37%
1771 Wolviston Way
San Diego, CA  92174

Officers and Directors                           34,370,500                    75.19%
as a group

As of February 25, 2004, Diversified had 45,708,171 shares issued and outstanding.


                                     ITEM 2.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in authorized shares of the common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

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

                           ADDITIONAL INFORMATION

Additional information concerning DFRC , including its annual and quarterly reports on Forms 10K-SB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: March 5, 2004
                                            By Order of the Board of Directors
                                            /s/ John Chapman
                                            -------------------------
                                            John Chapman, President



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


                                Exhibit A

                            STATE of DELAWARE
                        CERTIFICATE of AMENDMENT of
                       CERTIFICATE of INCORPORATION

o First: That at a meeting of the Board of Directors of Diversified Financial Resources Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and with the written consent of the majority of the shares outstanding to this action without calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended in part, said Article shall be and read in part as follows:
        "The corporation shall be authorized to issue Ten Billion Two Million (10,002,000,000) shares, consisting of the following classes, Ten Billion (10,000,000,000) shares of Common Stock, no stated par value per share and two million (2,000,000) shares of Preferred Stock, par value $0.001 per share."

        All other provisions of the Fourth Article of the Certificate of Incorporation shall remain as currently in place.

o Second: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Third: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                             By:  /s/ John Chapman
                                  -------------------------------------------
                                  John Chapman, President & Director

                       Printed Name & Office: John Chapman, President & Director




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